Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 005 AND CONSENT

THIS AMENDMENT NO. 005 AND CONSENT (“Amendment”) is made as of this 25th day of October, 2006, between General Electric Capital Corporation (“Secured Party”) and Discovery Laboratories, Inc. (“Debtor”), to that certain Master Security Agreement dated as of December 20, 2002 (as amended, modified, restated, supplemented or replaced from time to time, and together with any schedules thereto, collectively, the “Agreement”). The terms of this Amendment No. 005 are hereby incorporated into the Agreement as though fully set forth therein. Secured Party and Debtor mutually desire to amend the Agreement as set forth below. Section references below refer to the section numbers of the Agreement. Unless otherwise defined herein, all capitalized terms herein shall have the respective meanings assigned to such terms in the Agreement.

Background

The Agreement requires that Debtor abide by certain covenants and warranties as more particularly set forth therein. Section 2 of the Agreement prohibits Debtor from, among other things, granting any liens on the Collateral or its Intellectual Property, except for Permitted Liens.

Prior to the date hereof, Debtor entered into a financing transaction with PharmaBio Development Inc. dba NovaQuest (“ParmaBio”), pursuant to that certain Amended and Restated Security Agreement dated December 10, 2001 (as amended and restated as of November 3, 2004, the PharmaBio Agreement”). In connection with a restructuring of its obligations under the PharmaBio Agreement, Debtor has requested that Secured Party (i) consent to its providing PharmaBio additional collateral, including a security interest in Debtor’s Intellectual Property, (ii) agree to certain amendments to the Agreement, and (iii) enter into a subordination agreement with PharmaBio (the events set forth in the foregoing clauses (i), (ii), and (iii) are, collectively, the “Event”). Secured Party has agreed to consent to the Event on the terms and subject to the conditions set forth herein.

In consideration of the foregoing, the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

I.    Consent.

Debtor has requested that Secured Party consent to the Event and Secured Party hereby consents (the “Consent”) to the Event subject to the terms and conditions described herein. Except for the Consent and the amendments to the Agreement expressly set forth and referred to in this Amendment, the Agreement shall remain unchanged and in full force and effect, and the Consent shall be limited precisely and expressly as drafted and shall not be construed as a consent to the modification, amendment or supplementation of any other terms or provisions of the Agreement. Nothing in the Consent is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Debtor’s indebtedness under or in connection with the Agreement or any other indebtedness to Secured Party.

II.    Amendments to Agreement.

A.    Creation of Security Interest. Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Debtor hereby grants to Secured Party, its successors and assigns, a security interest in and against all property listed on any collateral schedule now, previously or in the future annexed to or made a part of this Agreement (collectively, "Collateral Schedule"), and in and against all additions, attachments, accessories and accessions to such property, whether now owned or hereafter acquired or arising, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the "Collateral"). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively "Notes" and each a "Note"), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the "Indebtedness").

(b) On and as of October 23, 2006, Debtor further grants to Secured Party, its successors and assigns, a security interest in and against all property, and in and against all additions, attachments, accessories and accessions to such property, whether now owned or hereafter acquired or arising, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof, listed on Collateral Schedule No. 0001(the “Additional Supplemental Collateral”) and made a part hereof. The Additional Supplemental Collateral shall for all purposes constitute “Collateral” under the terms of the Agreement. This security interest in the Additional Supplemental Collateral is given to secure the payment and performance of all Indebtedness. In the event that PharmaBio consents to Debtor entering into the licensing, sublicensing, partnering, or other similar agreements, strategic alliances and collaborations for the development, marketing and commercialization of the Product, or any portion or component thereof (a “Permitted Event”), Secured Party shall be deemed to have consented thereto to the extent of PharmaBio’s consent, subject to the terms and conditions thereof and provided that Secured Party’s security interest in and lien on the Additional Supplemental Collateral shall continue to be in full force and effect. For the sake of clarity, Permitted Event shall not include any amendments to the definition of Additional Supplemental Collateral or other modifications to what assets constitute Additional Supplemental Collateral (“Collateral Modification”). In the event that Debtor requests that Secured Party consent (not to be unreasonably withheld) to a Collateral Modification, Debtor shall provide prior written notice (“Notice”) to Secured Lender of such Collateral Modification together with a description thereof in reasonable detail. Secured Lender shall have five (5) business days after Secured Party’s receipt of such Notice to object to such Collateral Modification. In the event that Secured Lender fails to timely object in writing to the Collateral Modification, Secured Party shall be deemed to have consented to the Collateral Modification. Subject to the foregoing and Section 3(g) of this Agreement, Secured Party’s security interest in and lien on the Additional Supplemental Collateral shall continue to be in full force and effect until the earlier of (i) Secured Party’s consent under the terms hereof to the release thereof and (ii) all obligations of Debtor to Secured Party, including, without limitation, the Indebtedness, are paid in full and all obligations of Secured Party under this Agreement are terminated. In the event that Secured Party consents to a release of its lien on any property that constitutes Additional Supplemental Collateral or all obligations of Debtor to Secured Party are paid in full in accordance with the terms hereof, Secured Party hereby agrees that it will, at Debtor’s expense (and in any event within 15 business days), file termination statements and execute such other documents and acknowledgments that Debtor may reasonably request to effect such release. “Product” shall mean the product currently known as Surfaxin, as such name may change from time to time, for any and all formulations and delivery mechanisms, and for any and all indications.”

B.    Amendment to Section 3. Section 3 is hereby amended to add a new Subsection 3(g) thereto immediately following Subsection 3(f) which shall read as follows:

“(g) Upon the occurrence of (i) receipt by Debtor of regulatory approval by the United States Food and Drug Administration for the indication of respiratory distress syndrome in premature infants for the Product, or (ii) such other events or conditions mutually acceptable to Secured Lender and Debtor (collectively, “Milestones”), and, in each case, provided that no default or event of default has occurred and is continuing, Secured Party shall terminate its lien in the Supplemental Collateral and Additional Supplemental Collateral (collectively, the “Released Collateral”). In the event that (x) Secured Party and Debtor are unable to agree on mutually acceptable Milestones and (y) Debtor elects to prepay all of the outstanding Indebtedness while Secured Party holds a perfected security interest in the Released Collateral, Debtor shall be entitled to prepay all of the outstanding Indebtedness in full without prepayment penalty. Secured Party agrees that any waiver fee assessed in connection with determining the Milestones hereunder shall not exceed $5,000. Secured Party hereby agrees that it will, upon (A) satisfaction of the provisions set forth in Subsections (i) or (ii) hereof or (B) prepayment in full of the outstanding Indebtedness in accordance with this Section 3(g), and at Debtor’s expense, promptly file (and in any event within 15 business days) termination statements and execute such other documents and acknowledgments that Debtor may reasonably request to effect the termination of its lien on the Released Collateral.”

III.    Acknowledgement of Outstanding Indebtedness; Payment of Obligations; Limitation of Availability.

(a)
Debtor hereby acknowledges, confirms and agrees that, as of the close of business on the date hereof, Debtor is indebted to Secured Party in respect of the Indebtedness in the principal amount of $4,701,912, plus interest accrued and accruing thereon, fees, costs, expenses and other charges now or hereafter payable under the Agreement.

(b)	Debtor understands, acknowledges and agrees that it shall continue to make all payments when and as due under the terms and conditions of the Agreement.

(c)
Debtor hereby acknowledges and agrees that Secured Party has no obligation to make any advances under the Agreement or otherwise in excess of $400,000 in the aggregate on or after the date of this Amendment, and that any such advances shall be made at the sole discretion of Secured Party.

IV.	Reaffirmation of Grants of Security Interests; Additional Supplemental Collateral Schedule.

(a)
Debtor hereby acknowledges, reaffirms and confirms its grants of security interests in the Collateral under the Agreement or otherwise in favor of Secured Party, including without limitation, the Supplemental Collateral, any Additional Collateral, and all equipment and other property constituting Collateral, including all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof, and agrees that, notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby, such grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Party.

(b)
Collateral Schedule No. 0001 attached hereto as Exhibit A is hereby annexed to and made a part of the Agreement and describes the Additional Supplemental Collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness. The Additional Supplemental Collateral shall for all purposes constitute “Collateral” under the terms of the Agreement.

V.    Fee

In consideration of Secured Party’s agreement to grant the Consent and enter into this Amendment, Debtor unconditionally agrees to pay to Secured Party a fee (the “Fee”) equal to Ten Thousand and No/100 Dollars ($10,000.00), which Fee shall (a) be deemed earned and payable by Debtor on the date of the execution and delivery of this Amendment by Debtor, and (b) constitute a portion of the Indebtedness secured by the Agreement.

EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT NO. 005, THEN THIS AMENDMENT NO. 005 SHALL CONTROL.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.005 by signature of their respective authorized representative set forth below.

General Electric Capital Corporation	Discovery Laboratories, Inc.

By: /s/ Diane Earle	By: /s/ John G. Cooper

Name: Diane Earle	Name: John G. Cooper

Title: Duly Authorized Signatory	Title: Executive Vice President and Chief Financial Officer